SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 25, 2005
                        (Date of earliest event reported)


                              NATHAN'S FAMOUS, INC.
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             (Exact Name of Registrant as Specified in its Charter)





  Delaware                           1-3189                      11-3166443
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(State of Incorporation)           (Commission                (I.R.S. Employer
                                   File Number)              Identification No.)


1400 Old Country Road, Westbury, New York                          11590
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number including area code              (516) 338-8500
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         (Former name or former address, if changed since last report.)



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 25, 2005, Nathan's Famous Operating Corp. ("Operating Corp."), a wholly-owned subsidiary of Nathan's Famous, Inc. (the "Registrant") and Thor Realty, LLC ("Buyer") entered into a purchase and sale agreement (the "Real Estate Agreement") dated as of February 23, 2005 pursuant to which Operating Corp. has agreed to sell to Buyer all of the Operating Corp.'s right, title and interest in and to a vacant real estate parcel located in Brooklyn, New York, in exchange for a payment of $3,100,000. The Real Estate Agreement also provides that at the time of the sale of the real estate Operating Corp. (as tenant) will cause its affiliate, Namasil Realty Corp. to assign, and Buyer will assume, all the rights and obligations of the tenant under a lease for an adjacent property between Namasil and Ida's Realty Corp. dated November 17, 1967, as amended, in exchange for the payment of $500,000 to Operating Corp. over a period of up to 3 years.

     There is no material relationship between the Registrant and any of its affiliates and the Buyer, other than in respect of the Real Estate Agreement.

     A copy of the  Real  Estate  Agreement  is filed  as  Exhibit  10.1 hereto.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     (c) 10.1 Purchase and Sale Agreement dated as of February 23, 2005 between Nathan's Famous Operating Corp. and Thor Realty, LLC.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

                               NATHAN'S FAMOUS, INC.


                               By: /s/Ron DeVos
                                  ---------------------------------
                               Ronald DeVos
                               Vice-President Finance
                               and Chief Financial Officer
                               (Principal Financial and Accounting Officer)


Dated: February 28, 2005